Exhibit 10.15

Lease Agreement

between

VASAKRONAN AB (PUBLIC LIMITED COMPANY)

and

SIRF TECHNOLOGY AB

regarding premises in

Stockholm Block Beridarebanan 11

Lease Agreement Forms

Appendix 1 Index Clause

Appendix 2 Property Clause

Appendix 3 Special Regulations

Appendix 4 Plans

	LEASE AGREEMENT		Page 1 (4)
FASTIGHETSÄGARNA	FOR PREMISES	No. A0139003-311332

The undersigned have this day entered into the following Lease Agreement	An X in a box means that the text following thereafter applies.

Lessor	Vasakronan AB (Public Limited Company) Box 2424 5 , 104 51 Stockholm	National ID/company registration no. 556474 - 0123

Lessee	SiRF Technology AB Hitechproperty 131, 101 52 Stockholm	National ID/company registration no. 556579 - 1844

Address etc. of premises	Municipality Stockholm	Property designation Block Beridarebanan 11

Street Sveavägen 9, 11157 Stockholm	Floor/Building 13	Apartment Number 01301
Billing Address

Condition and use of premises	Unless otherwise stated, the premises and belonging storage areas are leased in their existing condition for use as: Offices

Size and extent of premises	Retail space		Office space				Storage space		Other space
	floor	m²	floor	m²	floor	m²	floor	m²	floor	m²
			13	about 546 LOA

The designated areas
☐ have	☒ have not	been measured jointly prior to the execution of the Agreement

Should the area shown in the Agreement deviate from that actually measured, this does not entitle the Lessee to any repayment of rent nor entitle the Lessor to any increased rent

☒ The extent of the leased premises is marked on appended plan(s)	Appendix 4

		access for cars loading/ unloading		place for sign		place for display cabinet/vending machine		parking space(s) for		garage space(s) for
	☐		☐		☐		☐	car(s)	☐	car(s)	☐

Fixtures etc.	The premises are leased											Appendix

☒	without fixtures specially adapted to the Lessee’s use of the premises.	☐	with fixtures specially adapted to the Lessee’s use of the premises as per appendix.

Unless otherwise agreed upon, at the termination of the lease, the Lessee shall remove all property belonging to him and surrender the premises in acceptable condition and leave them cleaned.

The parties agree to carry out a joint inspection of the premises not later than the last day of the lease. If, as a result of the Lessee’s actions – carried out with or without the Lessor’s consent - the premises upon surrender should contain material, which it had not previously been agreed that the Lessor should be responsible for, the Lessee shall remove such material or pay the Lessor’s expenses in so doing, such as, transportation costs, waste disposal taxes and storage charges.

Telephone lines	☒	The Lessee shall pay for the installation of the necessary telephone lines from a connection point designated by the service provider to points on the premises chosen by the Lessee in consultation with the Lessor.

	☐	The Lessor shall pay for corresponding installation of lines to the premises. The installation of lines inside the premises shall be carried out by the Lessee in consultation with the Lessor; the cost, however, is to be borne by the Lessee.

Data communication wires	☒	The Lessee shall pay for the installation of the necessary data communication lines from a connection point designated by the service provider points on the premises chosen by the Lessee in consultation with the Lessor.

	☐	The Lessor shall pay for corresponding installation of lines to the premises. The installation of lines inside the premises shall be carried out by the Lessee in consultation with the Lessor; the cost, however, to be borne by the Lessee.

Term of Lease	Commencing	Up to and including
	05-01-2006	04-30-2009

Termination/ Extensions	Notice of termination of this Agreement must be given in writing at least 9 months prior to the expiry of this Agreement.

In the absence thereof, this Agreement is extended by a term of 3 years at a time

Heating and hot water	Requisite heating of the premises is provided by ☒ the Lessor ☐ the Lessee
Hot water is provided ☒ throughout the year ☐ not provided ☐

Information

Note that an appendix is at times required in addition to the X in the check box for the agreement in the appendix to be valid. This is concerns for example regarding the Index Clause, Property Tax Clause and the Lessees right to rent reduction when customary maintenance is done.

Also consult Instructions drawn up by the organizations.

Swedish Property Federation. Form no. 12 B, prepared in 1998 consultation with the Swedish Federation of Trade and the Swedish Hotels- and Restaurants

Association.

Copying prohibited.

License Number 914863766-092406 Ver. No. 6.01 Registered to: Vasakronan AB

Initials [Initials]	Initials [Initials]

	LEASE AGREEMENT		Page 2 (4)
FASTIGHETSÄGARNA	FOR PREMISES	No. A0139003-311332

The undersigned have this day entered into the following Lease Agreement	An X in a box means that the text following thereafter applies

Rent	SEK
	2,074,800	per year comprising	☐	total rent	☒	rent excluding surcharges marked below

Index Clause	☒	Changes to the above-stated rent shall be effected pursuant to the appended index clause	Appendix 1

Heating and hot water costs	☒	Fuel/heating surcharge payable in accordance with appended clause	Appendix 3

Water and Sewage costs	☒	Water and sewerage surcharge payable in accordance with appended clause	Appendix 3

Cooling Ventilation	☒	Costs for the operation of special cooling and ventilation appliances shall be reimbursed in accordance with appended clause	Appendix 3

Electricity	☐	is included in the rent ☒	Lessee has own contract with the provider

Cleaning of stairwells	☒	is included in the rent ☐	arranged for and paid for by the Lessee

Refuse and waste removal	Insofar as the Lessor is responsible for the provision of storage space for refuse/waste, and arranging for the removal of such refuse/waste, it is the Lessee’s responsibility to sort and deposit refuse/waste in the appropriate containers as directed, in their designated place, as well as, without recompense, contribute towards additional sorting, as directed by the Lessor.

Refuse and waste removal

☐	is included in the rent

☐	Arranged for and paid for by the Lessee (the Lessor however shall provide the necessary refuse/waste containers and the requisite storage space for such)

☒	Included in rent for the types of refuse/waste indicated below. The Lessee shall be responsible for, and pay for the costs of, collection, sorting, storage and transportation of the categories of refuse/waste not indicated below which are to be found on the Lessee’s premises.

☐	household waste	☐	fluorescent tubes	☐	hard plastic packaging

☐	heavy refuse	☒	metal containers	☐	Hazardous waste pursuant to the Hazardous Waste Ordinance (1996:971)

☐	compost waste	☒	clear glass containers	☒	Appendix 3

☐	newspapers	☒	colored glass containers	☐

☒	batteries	☐	cardboard packaging	☐

Plowing and sanding	☐	is included in the rent	☐	to be arranged for and paid for by the Lessee	☐	as per appendix	Appendix

Property tax	☐	is included in the rent	☒	reimbursement payable as per special agreement	Appendix 2

Unforeseeable expenses

Where, following the execution of this Agreement, unforeseen increases in costs arise in relation to the property as a consequence of:

a) the introduction of, or increases in taxes, charges or duties levied specifically on the property as a result of decisions taken by Parliament, Government, municipalities, or other relevant authorities;

b) general rebuilding or the like of property which do not relate only to the premises and which the Lessor is obliged to execute as a result of decisions of the Parliament, Government, municipalities, or other relevant authorities;

The Lessee shall, from the time of the cost increase, reimburse the Lessor in relation to the proportion of the total annual increase in costs for the property represented by the premises.

The proportion represented by the premises is 2.06 percent. If the proportion has not been indicated, it shall be comprised of the proportion of the total rents for premises (excluding any value-added tax) represented by the Lessee’s rent (excluding any value-added tax) at the time of the increase in costs. Regarding unleased premises, the market rent for the premises shall be estimated.

“Taxes” in a) above does not refer to value-added tax and property tax to the extent that reimbursement for this is paid as per agreement. “Unforeseen costs” means such costs that were not decided upon by the authorities as set forth in sections a) and b) at the time of the signing of the Agreement. Reimbursement shall be paid in the same manner as set forth below for rental payments.

Information

Note that an appendix is at times required in addition to the X in the check box for the agreement in the appendix to be valid. This is concerns for example regarding the Index Clause, Property Tax Clause and the Lessees right to rent reduction when customary maintenance is done.

Also consult Instructions drawn up by the organizations.

Swedish Property Federation. Form no. 12 B, prepared in 1998 consultation with the Swedish Federation of Trade and the Swedish Hotels- and Restaurants

Association.

Copying prohibited.

License Number 914863766-092406 Ver. No. 6.01 Registered to: Vasakronan AB

Initials [Initials]	Initials [Initials]

	LEASE AGREEMENT		Page 3 (4)
FASTIGHETSÄGARNA	FOR PREMISES	No. A0139003-311332

The undersigned have this day entered into the following Lease Agreement	An X in a box means that the text following thereafter applies

Value added tax (VAT)	☒	The property owner/Lessor is liable to pay value-added tax for the leasing of the premises. In addition to rent, the Lessee shall on each occasion pay the VAT currently applicable.

	☐	Where, following a decision by the Tax Authorities, the property owner/Lessor becomes liable to pay VAT for the leasing of the premises, the Lessee shall on each occasion in addition to the rent pay the VAT currently applicable.

The VAT paid together with the rent shall be calculated on the stated rental amount and where applicable on surcharges and other reimbursements paid in accordance with the Agreement, pursuant to the rules applicable at the time in respect of VAT payable on rent.

If the Lessor becomes liable to pay VAT pursuant to the provisions of the Value Added Tax Act as a consequence of the Lessee’s independent actions, such as a subletting of the premises (including subletting to its own company) or assignment, the Lessee shall reimburse the Lessor in full. In addition, the Lessee shall reimburse the Lessor for the increased costs arising as a consequence of the Lessor’s loss of the entitlement to deduct VAT on operating expenses, incurred as a consequence of the Lessee’s actions.

Payment of rent	The rent shall be paid in advance without prior demand, not later than the last business day prior to				Postal Giro no.	Bank Giro no.

	☐	the beginning of each calendar month	☒	the beginning of each quarter through direct transfer to		5330-7948

Interest, Payment reminder	In case of delay in the payment of rent, the Lessee shall pay interest in accordance with the Interest Act as well as compensation for payment reminders in accordance with the Debt Recovery Act, etc. Compensation for payment reminders shall on each occasion be paid with an amount currently applicable pursuant to the Debt Recovery Ordinance, etc.

Maintenance etc.	☐	The Lessor shall carry out and bear the cost of necessary maintenance of the premises and fixtures supplied by him.	However, the Lessee is responsible for	Appendix

			In addition, the Lessee’s maintenance obligations include	Appendix

The Lessee shall perform and pay for required maintenance

	☒	on floor, wall and ceiling surfaces, as well as fixtures provided by the Lessor.

If the Lessee does not fulfill his maintenance obligations and does not within a reasonable time following a written demand, carry out rectification works, the Lessor shall be entitled to fulfill these obligations at the Lessee’s expense.

	☐	The allocation of the maintenance obligations is set forth as per separate appendix.		Appendix

Management and operation	Unless otherwise agreed, the Lessor shall, where applicable, manage, operate, and maintain the public and common areas.

The Lessee shall not be entitled, without the Lessor’s written consent, to carry out any fitting out and/or installation or alteration works within the premises or otherwise within the property, which directly affects the structural components of the building or installations important to the functioning of the property, such as water and sewerage, electricity, ventilation systems, etc., which are the property of the Lessor.

Sprinkler heads and ventilation equipment may not be covered by any fixtures/fittings by the Lessee in such a manner as to reduce the functioning of such equipment. In conjunction with installation of fittings and fixtures, the Lessee shall ensure that the functioning of radiators and other heating equipment is maintained in all significant respects.

Inspections	Where any defects and/or deficiencies are found in the electrical and sprinkler equipment which is the property of the Lessee, after an inspection by a relevant authority, the Lessee shall, at his own cost and within the period prescribed by the relevant authority, carry out any measures required. If the Lessee has not rectified the defects and/or deficiencies within the stated time, the Lessor shall be entitled, at the Lessee’s expense, to carry out such measures as are required by the relevant authority.

Access to certain areas	The Lessee shall keep areas to which the maintenance personnel and personnel from the energy utilities, water and sewerage utilities, the telephone company Telia AB, and similar organizations must have access to, easily accessible by keeping such areas free of cupboards, crates, goods, or any other obstruction.

Building material specifications	Whether, pursuant to the provisions of this Agreement or otherwise, the Lessee performs maintenance, improvement, or alteration works on the premises, the Lessee shall provide the Lessor, in good time prior to the execution of such work, with specifications of the building materials – to the extent such are available – for the products and materials to be used on the premises.

Planning and Building Code (PBL) fines	If the Lessee undertakes alterations to the premises without the required building permit and the Lessor therefore becomes liable to pay construction fines or supplemental fees pursuant to the stipulations in the Planning and Building Code (PBL), the Lessee shall reimburse the Lessor with the equivalent amount.

Reduction of rent	The Lessee shall not be entitled to a reduction in rent for the period during which the Lessor performs work in order to place the premises in the agreed condition, or other works specifically set forth in the Agreement.

☒	The Lessee’s right to a reduction in rent during the Lessor’s performance of customary maintenance of the leased premises or the property shall be governed by a separate appendix.	Appendix 3

Requirements imposed by relevant authorities, etc	The				shall be solely responsible for, and bear the cost of, undertaking measures which may be required for the intended use of the premises by insurance companies, building authorities, environmental or health authorities, fire departments, or other relevant authorities after the date of taking possession. The Lessee shall consult with the Lessor prior to undertaking any such measures.
	☐	Lessor	☒	Lessee

Information

Note that an appendix is at times required in addition to the X in the check box for the agreement in the appendix to be valid. This is concerns for example regarding the Index Clause, Property Tax Clause and the Lessees right to rent reduction when customary maintenance is done.

Also consult Instructions drawn up by the organizations.

Swedish Property Federation. Form no. 12 B, prepared in 1998 consultation with the Swedish Federation of Trade and the Swedish Hotels- and Restaurants

Association.

Copying prohibited.

License Number 914863766-092406 Ver. No. 6.01 Registered to: Vasakronan AB

Initials [Initials]	Initials [Initials]

	LEASE AGREEMENT		Page 4 (4)
FASTIGHETSÄGARNA	FOR PREMISES	No. A0139003-311332

The undersigned have this day entered into the following Lease Agreement	An X in a box means that the text following thereafter applies

Signs, awnings, windows, doors etc.

Following consultation with the Lessor, the Lessee shall be entitled to display a customary business sign provided that the Lessor has no reasonable reason to deny the same, and provided that the Lessee has obtained the required permit from the relevant authority. Upon surrender of the premises, the Lessee shall restore the facade of the building to an acceptable condition.

In conjunction with more extensive property maintenance, such as the renovation of facades etc, the Lessee shall, at his own cost and without compensation, dismantle and reassemble signs, awnings, and antennas.

The Lessor undertakes not to fix vending machines and display cabinets on the exterior walls of the premises leased to the Lessee without the Lessee’s consent, and grants to the Lessee an option to fix vending machines and display cabinets on the walls in question.

☐	the Lessor

☒	the Lessee	is liable for any damage due to negligence or	☒	windows	☐	shop windows	☐	entrance doors
malicious intent to
			☒	signs	☒	Entrance doors to the premises

☐	The Lessee shall take out and maintain glass insurance with respect to all display/shop windows and entrance doors of the premises.

Locks	☐	The Lessor	☒	The Lessee	shall equip the premises with such locks and anti-theft devices as may be required to ensure the validity of the Lessee’s business insurance.

Force majeure	The Lessor shall not be compelled to perform his obligations under this Agreement or pay any damages where the Lessor is prevented entirely from performing his obligations or may only be able to do so at abnormally high cost, due to acts of war or riots, strikes, blockades, fires, explosions, or intervention by a public authority over which the Lessor has no control and could not have foreseen.

Security	This Agreement is contingent upon the provision of security in the form of a						Appendix

	☐	Bank guarantee	☐	Personal guarantee	☐	To be provided no later than
Appendix
Special provisions	According to appendixes with possible sub appendixes.						1. – 4.

Signature	This Agreement which may not be registered without specific consent has been drawn up in two identical copies of which the parties have received one each. All prior agreements between the parties with respect to these premises shall become invalid from the date of the execution of this Agreement.

	Place/date	Place/date

	Stockholm 02-07-2006	STOCKHOLM 01-27-2006

	Lessor	Lessee
	Vasakronan AB (Public Limited Company)	SiRF Technology AB
Region Stockholm, Mo-City

	[Signature]	[Signature]
	Printed name	Printed name
	Jonas Lindegren	TOMAS MELANDER

Agreement with respect to the surrender of the premises	Following an agreement entered into this day, the Agreement shall cease to apply from , at which time the Lessee undertakes to surrender the premises.
	Place/date	Place/date

	Lessor	Lessee

Transfer	Above Agreement has been transferred

from to

	Leaving Lessee	New Lessee	Personal ID No./organization No.

Above transfer is approved	Place/date	Lessor

Information

Note that an appendix is at times required in addition to the X in the check box for the agreement in the appendix to be valid. This is concerns for example regarding the Index Clause, Property Tax Clause and the Lessees right to rent reduction when customary maintenance is done.

Also consult Instructions drawn up by the organizations.

Swedish Property Federation. Form no. 12 B, prepared in 1998 consultation with the Swedish Federation of

Trade and the Swedish Hotels- and Restaurants

Association. Copying prohibited. License Number 914863766-092406 Ver. No. 6.01 Registered to: Vasakronan AB

[Signature]

	INDEX CLAUSE	Page 1 (2)
FASTIGHETSÄGARNA	for premises

Appendix No. 1

Regarding	Lease Agreement No.	Property designation
	A0139003-311332	Stockholm Block Beridarebanan 11

Lessor	Vasakronan AV (Public Limited Company), 556474-0123 Region Stockholm, Market Area Stockholm City

Lessee	SiRF Technology AB, 556579-1844

Clause

Of the rent stipulated in the Lease Agreement – SEK 2,074,800 , 100% or SEK 2,074,800 shall constitute the base rent. During the term of the Lease Agreement, a surcharge to the rent, constituting a certain percentage of the base rent, shall be payable with regard to changes in the consumer price index (using the total index for 1980 as a base) according to the following:

– For lease agreements commencing during the period 1/1 – 6/30 the base rent is deemed to be adjusted to the index level for that of the month of October the previous year.

– For lease agreements commencing during the period 7/1 – 12/31 the base rent is deemed to be adjusted to the index level for the month of October of the same year.

– The index level for the October that the base rent is deemed to be adjusted to, as shown above, becomes the base figure unless otherwise agreed by designating a year as per the following. Alternative agreed base figure is the index level for the month of October 2005.

Should the index level any following October have risen in relation to the base figure, the surcharge shall be calculated on the percentage by which the index has changed in relation to the base figure. Future surcharges will be based on the changes in the index, and the rental change is to be calculated on the percentage change between the base figure and the index level for the month of October in question.

The rent payable shall nevertheless never be adjusted below the rent stipulated in the Lease Agreement. A change in the rent is always effective from January 1st following an adjustment due to a recalculation following a change in the previous October Index.

The instructions in page 2 are applicable to the agreement.

Signature	Place/date Stockholm 02-07-2006	Place/date STOCKHOLM 01-27-2006

	Lessor Vasakronan AB (Public Limited Company) Region Stockholm, Mo-City [Signature]	Lessee SiRF Technology AB [Signature]
Printed name TOMAS MELANDER
Lessee

	Printed name Jonas Lindegren	Printed name

The Lessor’s notes regarding the base figure: 282.4

Swedish Property Federation. Form no. 6E, prepared in 1999 in consultation with the Swedish Federation of Trade and the Swedish Hotels- and Restaurants Association (SHR). The examples in the instructions were revised in May 2002. Copying prohibited.

License number: 914863766-092406. Ver. no: 6.01. Registered to: Vasakronan AB.

[Initials]

Page 2 (2)

Instructions in respect of Index Clause for premises

Base Rent

Whether all or a part of the rent stipulated in the Lease Agreement shall constitute the base rent, is a subject to negotiation, and can depend on the terms of the Lease Agreement (such as for example the rent amount expressed as SEK/m² per year and what other obligations the Lessee is responsible for, etc.).

Base Figure

The index level for the month of October that the base rent is deemed to be aligned to constitutes the base figure, unless otherwise agreed by designating a year (as per conditions stated on page 1).

Comparison of index levels shall be done as soon as the annual October index is published. During recent years the October index has been published by the middle of November.

Calculation of the surcharge

1)	Calculate the difference between the relevant October index and the base figure.

2)	If the difference is positive, divide the difference by the base figure.

3)	The surcharge is calculated by multiplying the base rent by this quotient.

Example

Calculation of the surcharge for 2002

Presume that the base rent is SEK 100,000 per year and is aligned to the consumer price index for October 1999, which is 259.7 (the base figure). The October index for 2001 is 269.1.

1.	Calculate the difference between the index figure 269.1 and 259.7. The difference is positive and amounts to 9.4.

2.	Divide 9.4 by 259.7 and multiply the quotient (without rounding-off) by the base rent SEK 100,000. The result is SEK 3,619.56, which according to the clause, becomes the surcharge for 2002.

Alternative A: Assume that the consumer price index for October 2001 instead had been lower than the year before, for example 262.0 (the index for October 2000 was 262.6).

The Difference between the assumed index level 262.0 and the base figure 259.7 would still be positive and amount to 2.3. The quotient between 2.3 and the base figure 259.7, multiplied by the base rent would have amounted to a surcharge of SEK 885.63. The total rent would however have been lower than for 2001.

Alternative B: Assume that the consumer price index for October 2001 had instead been lower than the base figure 259.7, for example 259.5.

The difference between 259.5 and the base figure 259.7 would then have been negative. No surcharge would apply. The rent stated in the Lease Agreement would apply.

[Initials]

	PROPERTY CLAUSE	Page 1 (2)
FASTIGHETSÄGARNA	for premises

Appendix No. 2

Belonging to	Lease Agreement No.	Property designation

	A0139003-311332	Stockholm Block Beridarebanan 11

Lessor	Vasakronan AV (Public Limited Company), 556474-0123 Region Stockholm, Market Area Stockholm City

Lessee	SiRF Technology AB, 556579-1844

Clause

The applicable alternative is indicated by putting an X in the relevant box and completing the required details.

To the extent that the shares of the property that constitutes the premises become/are subject to property tax, the Lessee shall, together with the rent, reimburse the Lessor according to the conditions as indicated below with X in check box.

☒	The Lessee shall in addition to the rent specified in the Lease Agreement annually reimburse the Lessor for his share of the property tax due in respect of the premises. The Lessee’s share is deemed to be 2.06 percent. According to the conditions that apply at the time of signing of the Lease Agreement the reimbursement at the beginning of the leasing term is SEK 144,612 a year.

☐	Reimbursement in respect of the current share of property tax for the premises is included in the rent specified in the Lease Agreement and at the time of its signing and amounts to SEK .

The premises’ share of the property tax applying to premises in the property is deemed to be          per cent. The Lessee shall provide reimbursement for his share of changes in the applicable property tax for premises that take effect after the signing of the Lease Agreement (irrespective of the cause) to the extent that the tax exceeds the amount that is included in the rent as reimbursement for property tax.

Should the property tax be reduced/cease so that Lessee’s share of the reimbursement is less than that as per above, is included in the rent specified in the Lease Agreement, the rent shall nevertheless be payable with at least the original amount. This means therefore, due to other clauses (e.g. index) contained in the Agreement that the total rent payable by the Lessee is/may be greater than the rent shown in the Lease Agreement.

The Lessee’s share specified above, which shall be unchanged during the term of the Lease Agreement, has been calculated as follows:

	Property area: 26,632 m²	Calculation figure: 1.0

Tax value thousand Swedish Kronor: 702,000 (702,000,000)

Base value thousand Swedish Kronor: 702,000 (702,000,000) Area: 546 m² LOA

Instructions on page 2 apply to the Agreement

Signature	Place/date Stockholm 02-07-2006	Place/date STOCKHOLM 01-27-2006

	Lessor Vasakronan AB (Public Limited Company) Region Stockholm, Mo-City [Signature]	Lessee SiRF Technology AB [Signature]

	Printed name Jonas Lindegren	Printed name TOMAS MELANDER

Swedish Property Federation.

Form no. 7B, prepared in 1995. Item 2 in the Instructions was revised in 1997. Copying prohibited.

License number: 914863766. Ver. no: 6.01. Registered to: Vasakronan AB.

[Initials]

Page 2 (2)

INSTRUCTIONS

1.

The Clause was formulated in June 1995, i.e. before the time (normally January 1 1996) that the property tax for premises takes effect. The clause therefore has a wording that makes it possible to add it to agreements signed before tax is payable, as well as agreements that are signed when taxes are in fact payable.

2.

The compensation shall pay for increased management costs irrespective of who in reality is liable to tax. The Property Owner/Lessor is liable to tax. If the Property Owner/Lessor is a trading company the Partners were liable to tax, according to earlier regulations. But the surcharges were nevertheless payable to the Lessor. After January 1 1997 it is however the Trading Company that is liable to the property tax.

3.

According to 19§ of the Leasing Law the rent amount –hall – with a few exceptions - be determined in the Lease Agreement. If the leasing term of the Lease is determined and at least three years, further reservations, indicating that the rent shall be payable with an amount that is determined according to “other grounds for calculation”, for example index regulation, apply. This also means that the term of the Lease must be determined and at least three years for the Lessor to be able to take compensation for property tax with an amount that may vary as the tax changes. Furthermore the grounds for calculation must be indicated in the Agreement. A condition for clause is therefore that the Parties indicate how big a share of the tax the Lessee shall compensate the Lessor for.

According to the regulations in force at the time of the preparation of this clause, the tax consists of a certain percentage of the tax value of premises (both land and buildings). The information can be found in the annual tax information. The Lessee’s share of the tax for the premises can be determined as the ratio between the rent of the Lessee and the total rent amount of the property.

The calculation method chosen by the Parties becomes a matter of negotiation. Also other bases of calculation can be used. To simplify the Lessee’s share should remain unchanged throughout the term of the Lease and thus independent of among other how the tax might come to be calculated in the future as well as changes of the leasing market.

It is advisable to indicate how the share of the premises has been calculated in therefore intended place. If this information were not to be interred, it shall nevertheless not mean that the agreement becomes invalid. There might exist different buildings with different value yeas and different types of tax units (small house unit, apartment building unit, industrial unit and special unit) on one property. The tax – for which the Lessee shall pay compensation – shall only pertain to the building where the premises are contained. Building normally refers to independent structure. The required data can be found in the information on decision regarding general property tax that the taxation authorities have handed over to the property owner. A property owner, who has problems calculating the share of the Lessee, should contact his property federation for assistance.

Enter the share of the Lessee!

4.

The clause contains two alternatives. In the first alternative the compensation for the tax is payable as a surcharge “beside” the rent indicated in the Agreement. If the tax disappears, the surcharge disappears automatically. The second alternative requires the Parties to agree on a certain rent wherein among other the compensation for the tax applicable at the time. The Lessee shall nevertheless pay for the increased expenses if the tax were to increase, regardless of the reason (for example increased tax rate, increased tax value etc.). If the tax were to disappear, the rent returns to its original amount, i.e. the rent agreed upon (which includes compensation for the tax that was applicable at the beginning, and has now ceased). Naturally the Lessee shall continue to pay other existing surcharges, such as for index changes, changes in heating costs, etc.

5.

To the extent that the Lessee has to pay surcharges for property tax, the surcharge should be shown separately on the rent notice.

6.

Mark the chosen alternative with an X. The Lessee’s share as well the applicable amount is indicated in the chosen alternative. Also indicate how the Lessee’s share has been calculated.

[Signature]

Lease Agreement – Appendix 3

ADDENDUM TO LEASE AGREEMENT

SPECIAL REGULATIONS

Undersigned have this day agreed upon the following addendum to Lease Agreement No A0139003-311332

Lessor:	Vasakronan AB (Public Limited Company), 556474-0123 Region Stockholm, Market Area City

Lessee:	SiRF Technology AB, 556579-1844

Address of premises:	Stockholm Beridarebanan 11

§ 1	Subletting and change of business

The Lessee does not have the right to transfer his rights and obligations in this Lease Agreement, without the written permission from the Lessor. Transfer in this paragraph equals transfer of owner majority or the authority over the Lessee company.

Furthermore, the Lessee does not have the right to, in full or in part, sublet the premises, or to change the business without each time, beforehand, obtaining the written permission from the Lessor.

§ 2	Subletting and change of business

The Lessee agrees to observe the prohibition to load and unload goods at the street level. Arrangements for delivery of goods are put in place through traffic routes and loading garage spots in the uppermost basement of the building/site, and the Lessee is aware that the maximum total weight of vehicles is twelve tons with a maximum width of 2.2 m, maximum height of 2.8 m and maximum length of 6 m. The Lessee agrees to use indicated loading areas and loading routes and to abide by the arrangements made by the Street and Building Office and to pay, by the Street and Building Office required, fees if any.

§ 3	Subletting and change of business

When moving out, the Lessee is required to at his own expense restore the premises to acceptable condition, regarding wear that is normal for the business, and according to agreements made concerning restoring requirements of alterations made by the Lessee.

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The Lessee shall further, at his own expense leave the premises well cleaned, remove and transport away fixtures and equipment (for example telephone and computer wires) specially paid by the Lessee, and shall repair any damage of the building. The Lessee shall on the same occasion give over all front and inner door keys and the like, also if they have been acquired by the Lessee.

What is mentioned in the above paragraph, will apply regardless of whether the Lessee has made the installations before or after the beginning of the Lease.

The Lessee has the right to leave fixtures belonging to him after a written consent from the Lessor. Property left behind without the consent of the Lessor will become the property of the Lessor at the termination of the Lease, or as an alternative the Lessor may, at the same time or later, remove the property at the expense of the Lessee.

At the time of the surrender, the Lessor shall, if he so wishes, call the Lessee to an inspection. Records shall be kept of the inspection.

§ 4	Rent

Rent: SEK 2,074,800 per year comprising rent excluding surcharges indicated in the Agreement and added Appendixes.

The Lessee shall obtain a rebate on the rent with a total of SEK 491,400 (excluding value added tax) during the period of 05-01-2006 – 07-31-2006. Full rent is payable from 08-01-2006.

§ 5	Rent

The Lessee shall, in addition to the rent, compensate the Lessor for heating/hot water and cooling pertaining to the premises of the Lessee. Compensation is payable with SEK 63,385 per year (excluding value added tax). The total amount shall be index adjusted in accordance with the Index Clause, Appendix 1. The compensation shall be paid quarterly, in advance.

§ 6	Water and Sewage costs

To the extent that the Lessee installs his own cooling appliances or other appliances belonging to the business of the Lessee, the Lessee shall, in addition to the rent, pay compensation to the Lessor for water and sewage for the premises of the Lessee. Compensation is payable with an amount equal to the Lessor’s cost price. Separate readings of usage shall be performed. Preliminary costs are billed quarterly in arrears.

The “Lessor’s cost price” refers to costs of water and sewage with surcharges for administration.

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§ 7	Water and Sewage costs

If the Lessee, for his business, wishes to connect his own cooling appliances or other appliances to the Building’s cooling system, the Lessee shall, in addition to the rent, pay compensation to the Lessor for usage and fixed cost pertaining to the installation by the Lessee. Compensation is payable with an amount equal to the Lessor’s cost price. Separate readings of usage shall be performed. Preliminary costs are billed quarterly in arrears.

The “Lessor’s cost price” refers to costs of water and sewage with surcharges for administration.

§ 8	Refuse and waste removal

Sorting of waste for recycling is performed in the building. The Lessee is required to follow the stipulations regarding this sorting that the Lessor might from time decide.

The Lessor performs and pays for the equipment etc. in areas intended for sorting of waste for recycling, common to all the Lessees.

The Lessee performs and pays for transfer of the waste to the areas for sorting of waste for recycling.

Other costs for removal, reduced by any proceeds from handling of rest products shall be paid by the Lessee.

Agreement with contractor regarding removal of any hazardous waste, shall be made separately between the Lessor and such contractor.

§ 9	Emergency passages

The Lessee agrees to not obstruct emergency passages on the premises and on the property in any way. The Lessee is aware that he might become liable to damages if this undertaking is not observed.

The Lessee agrees to allow the other Lessees and visitors on the property to use the emergency passages in case of emergency.

The Lessee agrees to, when required, keep the emergency passages available for personnel from the fire department.

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§ 10	Responsibility regarding alterations of electrical installations

The Lessee may not, without written permission from the Lessor, perform alterations of the high-tension electrical installations on the premises.

When larger alterations of electrical installations on the premises are performed, or when the Lessor finds necessary, the Parties shall prepare a special agreement that states the responsibility of the Lessee and the Lessor respectively, according to the Electricity Act and the regulations stipulated by the Electrical Safety Board or other relevant authorities, supported by the Electricity Act or other Law that might replace the Electricity Act. Protection of electrical wires shall be installed according to applicable Swedish Standards. Delimitation of the responsibilities of each Party shall be indicated in plans attached to such Agreement as the one mentioned here. The Parties shall also, while preparing such Agreement, jointly mark with signs on the premises, where the delimitation of responsibility regarding electrical installations lie.

Should such written Agreement as mentioned above not be prepared, or should the Lessee, without required written consent from the Lessor, perform alterations of the electrical installations on the premises, the Lessee shall indemnify the Lessor and any third party.

§ 11	Inspections

Where any defects and deficiencies are found in the electrical and sprinkler equipment, which is the property of the Lessee, after an inspection by a relevant authority, the Lessee shall, at his own cost and within the period prescribed by the relevant authority, carry out any measures required. If the Lessee has not rectified the defects and/or deficiencies within the stated time, the Lessor shall be entitled, at the Lessee’s expense, to carry out such measures as are required by the relevant authority. What is described herein also applies to inspections called by insurance company or other instance.

§ 12	Access to certain areas

The Lessee shall keep areas to which the maintenance personnel and personnel from the fire department, energy utilities, water and sewerage utilities, the telephone company and similar organizations must have access to, easily accessible. The Lessee may not block the access to such areas with cupboards, crates, goods, and the like.

§ 13	Building material specifications

Whether, pursuant to the provisions of this Agreement or otherwise, the Lessee performs maintenance, improvement, or alteration works on the premises, the Lessee shall provide the Lessor, in direct connection with the completion of such work, with specifications of the building materials – to the extent such are available – for the products and materials to be used on the premises.

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§ 14	Other

Loads of more than 250 kg per square meter may not be placed on the floors (the beams).

§ 15	Reduction of rent during regular maintenance

The Lessee shall not be entitled to reduction in rent for hindrances or detriments of the user rights due to work performed by the Lessor for regular maintenance of the leased premises or the rest of the property. The Lessor is, however, required to inform the Lessee of the nature and extent of the work as well as of when and during what time period the work will be performed.

§ 16	Changes

All agreements, undertakings and information significant to the parties regarding the conditions of the lease have been included in this Agreement. Beyond what is stated therein, no agreements, undertakings or information has been made or given in connection with the preparation of the Agreement.

Changes or additions to this Agreement and its appendixes shall be made in writing and signed by both parties to be binding.

§ 17	Relation between the stipulations

If what is put forth in the Lease Agreement form contradicts with what is put forth in Special Regulations, then what is put forth in the Special Regulations has precedence.

§ 18	Pledging and pawning

This Lease Agreement may not be pledged, nor may any part of Lease Agreement be pawned.

§ 19	Existing laws and disputes

Interpretation and application of this Agreement and its appendixes shall subject to Swedish material law.

Disputes regarding the interpretation and application of this Agreement and its appendixes shall be settled in General Court of Law and Rent Tribunal in Sweden.

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This Addendum has been drawn up in two identical copies of which the parties have received one each.

Stockholm 02-07-2006	Stockholm 01-27-2006

Vasakronan AB (Public Limited Company) Region Stockholm Market Area City	SiRF Technology AB

[Signature]	[Signature]

Jonas Lindegren	TOMAS MELANDER
Printed name	Printed name

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Appendix 4 Lease Agreement A0139003-311332

[Floor Plan Image]